As filed with the U.S. Securities and Exchange Commission on August 10, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CABOT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	04-2271897
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Two Seaport Lane
Suite 1300
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)
1999 Equity Incentive Plan
1996 Equity Incentive Plan
(Full title of the plan)

Brian A. Berube, Esq.
Vice President and General Counsel
Two Seaport Lane
Suite 1300
Boston, MA 02210
(Name and address of agent for service)
617-345-0100
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
	Amount To Be	Offering Price Per	Aggregate Offering	Registration
Title Of Securities To Be Registered	Registered (1)	Share	Price	Fee
Common Stock, Par Value $1.00 per share	604,700 shares (2)	$26.40-$34.87 (3)	$17,551,586 (3)	$1,878.02 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of common stock as may become issuable under the plans to prevent dilution from stock splits, stock dividends and similar transactions.

(2)	The shares of Cabot Corporation common stock being registered hereby include (a) 84,400 shares issuable upon the exercise of outstanding stock options issued under the 1999 Equity Incentive Plan; and (b) 520,300 shares issuable upon the exercise of outstanding stock options issued under the 1996 Equity Incentive Plan.

(3)	The option exercise prices range from a low of $26.40 to a high of $34.87. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the prices at which the outstanding stock options may be exercised.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
     Cabot Corporation, Inc. (“Registrant”) is filing this registration statement on Form S-8 to register 84,400 additional shares of Registrant’s common stock issuable upon the exercise of outstanding stock options issued under Registrant’s 1999 Equity Incentive Plan (the “1999 Plan”) and 520,300 additional shares of Registrant’s common stock issuable upon the exercise of outstanding stock options issued under Registrant’s 1996 Equity Incentive Plan (the “1996 Plan”).
     On July 6, 1999 and July 22, 2002, Registrant filed registration statements on Form S-8 (file nos. 333-82353 and 333-96879, respectively) with the United States Securities and Exchange Commission (“SEC”) to register shares of Registrant’s common stock for issuance under the 1999 Plan (the “1999 Plan Registration Statement”). On May 14, 1996, Registrant filed a registration statement on Form S-8 (file no. 333-03683) with the SEC to register shares of Registrant’s common stock for issuance under the 1996 Plan (the “1996 Plan Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the 1999 Plan Registration Statement and the 1996 Plan Registration Statement are hereby incorporated into this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by Cabot Corporation (the “Registrant”) (Commission File No. 1-5667) are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as filed with the Commission on December 14, 2005;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, as filed with the Commission on February 9, 2006;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, as filed with the Commission on May 10, 2006;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Commission on August 9, 2006;

(e)	The Registrant’s Current Reports on Form 8-K as filed with the Commission on August 10, 2006, August 3, 2006, July 20, 2006, July 14, 2006, June 1, 2006, May 17, 2006, May 4, 2006, February 9, 2006, February 2, 2006, January 19, 2006, January 10, 2006, December 27, 2005, December 13, 2005, November 23, 2005, November 3, 2005, and October 17, 2005;

(e)	The description of the Registrant’s Common Stock, $1.00 par value per share, contained in the Registrant’s Registration Statement on Form 10, filed with the Commission pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     Brian A. Berube, the Registrant’s Vice President and General Counsel, has opined as to the legality of the issuance of the common stock being registered under this Registration Statement. At the time of rendering his opinion, Mr. Berube had a substantial interest in the Registrant, as defined by the rules of the Commission, in that the fair market value of Cabot common stock owned by him exceeds $50,000. It is anticipated that additional shares will be issued to Mr. Berube pursuant to the Cabot Corporation 2006 Long-Term Incentive Plan and under employee benefit plans of the Registrant.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.
     Article Eight (j) of the Registrant’s Certificate of Incorporation and Section 14 of the Registrant’s by-laws provide that the Registrant shall indemnify any person who was a party, is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another company or enterprise, including service as a fiduciary of an employee benefit plan, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with such action, suit or proceeding to the extent permitted from time to time under the Delaware General Corporation Law. Such indemnification shall be made as authorized in a specific case upon a determination by the Board of Directors or the stockholders of the Registrant. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent. In addition, under Article Eight (i) of the Registrant’s Certificate of Incorporation no director or officer of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty, except to the extent that Delaware General Corporation Law prohibits the elimination or limitation of liability of directors or officers for breach of fiduciary duty.
     All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.
Item 8. Exhibits.

Exhibit
Number	Document Description
4.1	Restated Certificate of Incorporation of Cabot Corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Cabot Corporation, File No. 1-5667, filed with the Commission on February 9, 2006).

5.1*	Opinion of Brian A. Berube, Vice President and General Counsel.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Brian A. Berube, Vice President and General Counsel (included in Exhibit 5.1).

24*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 9th day of August, 2006.

CABOT CORPORATION
By:	/s/ Kennett F. Burnes
	Name:	Kennett F. Burnes
	Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Brian A. Berube and Jane A. Bell and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead as a director or officer or both, as the case may be, of Cabot Corporation, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Cabot Corporation, and all documents or instruments necessary or appropriate to enable Cabot Corporation to comply with the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kennett F. Burnes Kennett F. Burnes	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	August 9, 2006
/s/ Jonathan P. Mason Jonathan P. Mason	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2006
/s/ James P. Kelly James P. Kelly	Controller (Controller/Principal Accounting Officer)	August 9, 2006
/s/ Dirk L. Blevi DIRK L. BLEVI	Director	August 9, 2006

Signature	Title	Date
/s/ John S. Clarkeson John S. Clarkeson	Director	August 9, 2006
/s/ Juan Enriquez-Cabot Juan Enriquez-Cabot	Director	August 9, 2006
/s/ Arthur L. Goldstein Arthur L. Goldstein	Director	August 9, 2006
/s/ Gautam S. Kaji Gautam S. Kaji	Director	August 9, 2006
/s/ Roderick C.G. MacLeod Roderick C.G. Macleod	Director	August 9, 2006
/s/ John H. McArthur John H. McArthur	Director	August 9, 2006
/s/ Henry F. McCance Henry F. McCance	Director	August 9, 2006
/s/ John F. O’Brien John F. O’Brien	Director	August 9, 2006
/s/ Ronaldo H. Schmitz Ronaldo H. Schmitz	Director	August 9, 2006
/s/ Lydia W. Thomas Lydia W. Thomas	Director	August 9, 2006
/s/ Mark S. Wrighton Mark S. Wrighton	Director	August 9, 2006
/s/ Shengman Zhang Shengman zhang	Director	August 9, 2006

EXHIBIT INDEX

Exhibit
Number	Document Description
4.1	Restated Certificate of Incorporation of Cabot Corporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Cabot Corporation, File No. 1-5667, filed with the Commission on February 9, 2006).

5.1*	Opinion of Brian A. Berube, Vice President and General Counsel.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Brian A. Berube, Vice President and General Counsel (included in Exhibit 5.1).

24*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith